Exhibit 99.1

Immediate Release	For Further Information:
Steven R. Lewis, President & CEO
David L. Mead, Chief Financial Officer
(330) 373-1221 Ext. 2279

First Place Financial Corp. Announces Share Repurchase Program

Warren, Ohio, March 17, 2004 - First Place Financial Corp., the “Company”, (NASDAQ: FPFC) announced a share repurchase program to buy back up to 750,000 shares of the Company’s common stock over the next year in open market or in privately negotiated transactions in accordance with applicable regulations of the Securities and Exchange Commission. The Company’s previous authorization to repurchase shares expired this month. The Company believes that the repurchase of its shares represents an attractive investment opportunity that will benefit the Company and its shareholders. The Company’s Board of Directors approved this repurchase program based on current market and economic factors and the strong capital position of the Company and its subsidiary, First Place Bank. The repurchased shares will become treasury shares and may be used to meet the Company’s requirements for common shares under its dividend reinvestment plan, stock option or other stock based plans and for general corporate purposes.

Additional information about the Company may be found on the Company’s web site: www.firstplacebank.net.

When used in this press release, or future press releases or other public or shareholder communications, in filings by the Company with the Securities and Exchange Commission, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the market areas the Company conducts business, which could materially impact credit quality trends, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the market areas the Company conducts business, and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.